                                                              Exhibit 99.B(a)(7)

                                  ING GET FUND

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

     The undersigned being all of the Trustees of ING GET Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 11.2 of the Trust's Amended and Restated Declaration of Trust dated March 1, 2002, as amended (the "Declaration of Trust"), hereby abolish the following series of the Trust and the establishment and designation thereof effective SEPTEMBER 15, 2004: ING GET Fund - Series E.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 23rd day of June, 2004.


/s/ Albert E. Deprince, Jr.             /s/ Thomas J. Mcinerny
-------------------------------------   ---------------------------------------
Dr. Albert E. DePrince, Jr.             Thomas J. McInerney
as Trustee and not individually         as Trustee and not individually


/s/ Maria Teresa Fighetti               /s/ Corine T. Norgaard
------------------------------------    ---------------------------------------
Maria Teresa Fighetti                   Dr. Corine T. Norgaard
as Trustee and not individually         as Trustee and not individually


/s/ J. Scott Fox                        /s/ Joseph E. Obermeyer
------------------------------------    ---------------------------------------
J. Scott Fox                            Joseph E. Obermeyer
as Trustee and not individually         as Trustee and not individually


/s/ Sidney Koch                         /s/ Edward T. O'Dell
------------------------------------    ---------------------------------------
Sidney Koch                             Edward T. O'Dell
as Trustee and not individually         as Trustee and not individually